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                                                                      Exhibit 23


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of the Fabri-Centers of America, Inc. Employees' Savings and Profit Sharing Plan dated April 23, 1997, included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8) pertaining to the Fabri-Centers of America, Inc. Employees' Savings and Profit Sharing Plan (33-32809).

Arthur Andersen LLP
Cleveland, Ohio
June 30, 1997